                                                                      EXHIBIT 12


               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                        Three months ended
                                           September 30                         Fiscal years ended June 30
                                        -------------------     ---------------------------------------------------------
                                         1997         1996         1997        1996         1995        1994        1993
                                        -------------------     ---------------------------------------------------------
Earnings:
 Income from continuing operations      $ 7,352     $15,260     $ 90,587   $  88,493    $  81,408   $  32,933   $  26,378

Adjustments
 Fixed charges, as below                  4,758         563       10,081       1,207    $   2,465   $   5,061   $   6,375
 Interest capitalized                    (1,981)       (326)      (3,858)        (10)        (231)         (2)     (1,027)
                                        -------------------     ---------------------------------------------------------
Earnings as adjusted                    $10,129     $15,497     $ 96,810   $  89,690    $  83,642   $  37,992   $  31,726
                                        =======     =======     ========   =========    =========   =========   =========
Fixed charges:
 Interest on indebtedness, expensed or
  capitalized                            $4,495     $   384     $  8,942   $     715    $   2,021   $   4,655   $   5,994
 Portion of rent expense representative
  of the interest factor                    263         179        1,139         492          444         406         381
                                        -------------------     ---------------------------------------------------------
Total fixed charges                     $ 4,758     $   563     $ 10,081   $   1,207    $   2,465    $  5,061   $   6,375
                                        =======     =======     ========   =========    =========   =========   =========
Ratio of earnings to fixed charges          2.1        27.5          9.6        74.3         33.9         7.5         5.0
                                        ===================     =========================================================
Ratio of earnings to fixed charges
 (including discontinued operations)                                                                      2.4         2.0
                                                                                        =================================
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